NEWS

IRELAND INC. COMPLETES SUCCESSFUL
3,000 POUND BULK SAMPLE TEST

COMPANY CONTINUES TO BE ENCOURAGED BY
HIGH RECOVERY RATES DURING EXTRACTION CIRCUIT TESTING

HENDERSON, Nevada – February 16, 2012 – Ireland Inc. (OTCBB: IRLD) today reported encouraging new extraction results from a 3,000 pound (lb) bulk gravity concentration test completed on sand material from the North Sand Zone, which is located in the northwest sector of its Columbus Project in Esmeralda County, Nevada.

“Although we are still completing our laboratory testing protocol with the new precious metals extraction circuit, we continue to be very encouraged by these precious metals extraction rates,” said Douglas D.G. Birnie, Ireland’s Chief Executive Officer. “This most recent test yielded very positive net extraction rates that are similar to the gold extraction rates from the previous two tests that used the same processing circuit. These three tests all exceeded our gold extraction rate goal of 75%. We will continue to optimize the extraction circuit in the laboratory, with the objective of upgrading the onsite pilot plant after the operating parameters are set.”

Precious Metals Extraction Process Optimization
Ireland’s metallurgists have completed a third bulk test (3,000 lbs) using the new gravity concentration circuit that was previously announced. The latest test (#3962C) was completed on mineralized sand material that was taken from the same area as the material tested in the previously reported tests #3902C and #3931C. The sample tested was approximately 13 times larger than the samples used in the previously reported tests. The material was assayed using caustic fusion prior to concentrating. The grade of the head material approximated 0.068 ounces per ton (opt) gold (Au) and 1.488 opt silver (Ag), or approximately 0.098 opt gold equivalent (AuE)1.

This latest test produced concentrates weighing a total of 229.5 lbs, for a concentration ratio of approximately 13-to-1. Representative splits of the gravity concentrates were then leached with sodium thiosulphate and the gold and silver extracted, with an average net metal extraction of 112.6% of the Au head grade (0.077 opt Au) and 44.4% of the Ag head grade (0.661 opt Ag).

This gravity concentration test indicates that more gold was extracted by leaching concentrates derived from large head samples (1,363,000 g or 3,000 lbs) than was predicted by caustic fusion assay on small head samples (5 g). “These results are consistent with the nugget effect common in alluvial deposits such as those found at the Columbus Project and continue to indicate the need to process large samples and extract the gold in order to best determine the head grade,” added Mr. Birnie.

Readers should note that the specific purpose of these tests is to determine the precious metals extraction rates for the Columbus Project. The varied head grades of the test materials have little relevance. The head grade of the material tested has varied, and will probably continue to vary, at each sample location. This latest recent gravity concentration test was completed on material that is probably significantly higher in head grade than the overall average head grade of the North Sand Zone as determined by caustic fusion assays of hundreds of drill samples to a depth of 200 feet below the surface of the Columbus Basin. Based on these recent test results, Ireland makes no assumptions or assertions that the overall head grade of the North Sand Zone differs from the previously disclosed average of 0.038 opt AuE. The area from which this sample was taken may represent an anomaly within the North Sand Zone and may not be representative of the entire zone. Additional gravity concentration tests on bulk samples from different sites within the North Sand Zone are planned.

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1 AuE = Au + (Ag/50)

#100 – 2441 West Horizon Ridge Parkway, Henderson, NV, 89052
T: 702.932.0353 F: 702.932.0338

Ireland continues to work on optimizing the precious metals extraction circuit at its Columbus Project. During these evaluation tests, limited quantities of gold and silver have been produced, as previously disclosed. If further evaluations and the lab tests continue to be successful, Ireland intends to upgrade the onsite pilot plant equipment on site with this circuit at the Columbus Project.

Financing Update
Ireland is currently conducting a private placement offering of units (each a “Unit”) consisting of one share of Ireland’s common stock and one share purchase warrant (each a “Warrant”). Each Warrant will entitle the holder to purchase one additional share of Ireland common stock at a price of $0.80 per share, expiring on March 31, 2015, subject to Ireland’s right to accelerate the expiration date.

The Units are being offered in the United States solely to persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D of the United States Securities Act of 1933 (the “Securities Act”), and outside of the United States pursuant to Regulation S of the Securities Act. The securities being offered will not be registered under the Securities Act and may not be offered or sold in the United States absent an effective registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The Units, and any securities issuable on exercise of the Warrants, will be subject to resale and transfer restrictions in accordance with applicable securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Units or any other securities of Ireland, nor shall there be any offer or sale of the Units or any other securities of Ireland in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Ireland Inc.
Based in Henderson, Nevada, Ireland Inc. (www.irelandminerals.com) is a minerals exploration and development company that targets properties containing large-scale deposits of precious metals in the southwestern United States. Ireland is currently involved with two mining projects, both of which are prospective for gold and silver. In early 2008, Ireland completed the acquisition of the Columbus Project located in Esmeralda County, NV, near Tonopah, where it also has an option to acquire additional adjacent mineral claims. Ireland also owns rights to acquire up to 100% of the Red Mountain Project in San Bernardino County, California.

Forward-Looking Statements
This document may include statements that constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Ireland’s limited operating history, future trends in mineral prices, the availability of capital, geological or mechanical difficulties affecting Ireland’s planned geological work programs, and uncertainties surrounding estimates of mineralized material. Extraction rates and mineralization grades from test results on individual samples may not be representative of extraction rates or grades that can be obtained from other samples or from commercial scale extraction efforts. Additional exploration work will be required to fully define the extent of the Columbus Project’s mineralized areas and before proved or probable mineral reserves can be established. There is no assurance that the results of Ireland’s exploration of pre-feasibility programs will result in a decision to enter into commercial production. Ireland undertakes no obligation to update the forward looking statements in this document.

#100 – 2441 West Horizon Ridge Parkway, Henderson, NV, 89052
T: 702.932.0353 F: 702.932.0338

This release may also refer to resource estimates. The US Securities and Exchange Commission (the “SEC”) does not normally permit issuers to disclose resource estimates in their filings with the SEC. SEC guidelines normally permit only the disclosure of “reserve” estimates, which are those parts of a mineral deposit that could be economically and legally extracted or produced at the time the estimate is made. Inferred resource estimates generally may not be used as the basis for pre-feasibility or feasibility studies. There are no assurances that any resource estimates can be economically or legally extracted or produced or that any of these resource estimates will ever be converted to reserves. There are also no assurances that any inferred resource estimates will be converted into indicated or measured resources. The mineralization estimates provided in this release are based on internal calculations and have not been independently confirmed.

Investors are advised to carefully review the reports and documents that Ireland Inc. files from time to time with the SEC, particularly its Annual and Quarterly Reports.

INVESTOR RELATIONS CONTACTS:
Terri MacInnis, Dir. of Investor Relations	R. Jerry Falkner, CFA
Bibicoff + MacInnis, Inc.	RJ Falkner & Company, Inc.
818.379.8500 terri@bibimac.com	800.377.9893 info@rjfalkner.com

#100 – 2441 West Horizon Ridge Parkway, Henderson, NV, 89052
T: 702.932.0353 F: 702.932.0338